Exhibit 99.1

IASLC
INTERNATIONAL ASSOCIATION FOR THE STUDY OF LUNG CANCER
IASLC 18TH WORLD CONFERENCE ON LUNG CANCER
October 15–18, 2017 | Yokohama, Japan
WWW.IASLC.ORG

LOXO-292, a Potent, Highly Selective RET Inhibitor, in Multi-Kinase Inhibitor-Resistant RET Fusion-Positive Lung Cancer Patients with and without Brain Metastases

Vamsidhar Velcheti[1], Todd Bauer[2], Vivek Subbiah[3], Maria E. Cabanillas[3], Nehal Lakhani[4], Lori J. Wirth[5], Geoffrey R. Oxnard[6], Manisha H. Shah[7], Eric J. Sherman[8], Melissa Johnson[2], Steven Smith[9], Todd Eary[9], Scott Cruickshank[9], Brian B. Tuch[9], Kevin Ebata[9], Michele Nguyen[9], Stefani Corsi-Travali[9], Stephen Michael Rothenberg[9], Alexander Drilon[8]

[1]Cleveland Clinic, Cleveland, OH; [2]Sarah Cannon Research Institute/Tennessee Oncology, PLLC, Nashville, TN; [3]The University of Texas MD Anderson Cancer Center, Houston, TX; [4]South Texas Accelerated Research Therapeutics (START) Midwest, Grand Rapids, MI; [5]Massachusetts General Hospital Cancer Center, Boston, MA; [6]Dana Farber Cancer Institute, Boston, MA; [7]The Ohio State University Comprehensive Cancer Center, Columbus, OH; [8]Memorial Sloan Kettering Cancer Center, New York, NY; [9]Loxo Oncology, Stamford, CT

IASLC 2017

Dr. Vamsidhar Velcheti: advisory role/consultant for Astra Zeneca, Bristol-Myers Squibb, Merck, Novartis, Amgen, Foundation Medicine, Fulgent Genetics, Celgene, Genentech, Takeda Oncology and Clovis Oncology Disclosures

Repurposed “RET Inhibitors”: poor RET coverage in humans Cabozantinib Vandetanib Lenvatinib Alectinib *cellular (phospho-RET) inhibitory concentration corrected for human plasma protein binding and published human PK RET KDR/VEGFR2 MET/ALK/ROS Other kinases FGFR1-3/EGFR MKI Approved Dose Toxicities Cabozantinib 140 mg QD Diarrhea, PPE, weight/appetite, fatigue, hypertension 51% Vandetanib 300 mg QD Diarrhea, hypertension, QT prolonged, fatigue, rash 24% Lenvatinib 24 mg QD Diarrhea, hypertension, weight/appetite, fatigue, proteinuria 47% Alectinib 600 mg BID ALT/AST/GGT/Bilirubin, anemia, nausea/vomiting, diarrhea 32% RET Inhibition (Human Cmax)*

Rationally designed, informed by proprietary crystallography insights Highly selective Fusion- and mutation-independent RET inhibition e.g. KIF5B-RET, CCDC6-RET C634W, M918T, V804L/M (gatekeeper—acquired resistance) Favorable drug-like properties RET LOXO-292 LOXO-292: potent and selective RET inhibition

Day Tumor Volume (mean ± SEM, mm3) LOXO-292’s potential in lung cancer KIF5B-RET (3T3) CCDC6-RET V804M (PDX) (1) Naïve RET Fusion (2) Potential acquired resistance (3) Brain metastases CCDC6-RET orthotopic brain (PDX) Tumor Volume (mean ± SEM, mm3) Day Day Percent survival 0 2 6 9 13 16 20 23 26 28 0 500 1000 1500 2000 0 5 10 15 0 500 1000 0 20 40 60 80 100 0 50 100 Vehicle 3 mg/kg BID LOXO-292 10 mg/kg BID LOXO-292 30 mg/kg BID LOXO-292 40 mg/kg QD cabozantinib 20 mg/kg QD ponatinib Vehicle LOXO-292 Ponatinib Day 52 3 mg/kg BID 2 mg/kg QD Day 52 20 30

LOXO-292 Phase 1 study in progress 28 patients enrolled to 4 dose levels (first patient dosed May 2017) No DLTs PK dose proportional and consistent with significant RET target engagement September 27, 2017 data cut-off date, cellular (phospho-RET) IC50/IC90 corrected for human plasma protein binding 0 4 8 12 1 10 100 1000 Time (h) on Day 8 (Steady-State) L O X O - 2 9 2 i n P l a s m a ( n g / m L ) RET IC 50 20 mg BID (Cohort 2, n=8) 20 mg QD (Cohort 1, n=5) RET IC 90 40 mg BID (Cohort 3, n=6) 60 mg BID (Cohort 4, n=3)

63-year old woman with advanced NSCLC: prior surgery, radiation, and chemotherapy After identification of CCDC6-RET fusion, received RXDX-105 for 7 months and then progressed First LOXO-292 patient treated with RET fusion lung cancer, on Phase 1 trial (20 mg QD) Confirmed PR by RECIST 1.1 (-44%) on 20 mg QD, dose escalated to 20 BID and currently 40 mg BID, remains on therapy in month 5 Patient 1: CCDC6-RET fusion

IASLC
INTERNATIONAL ASSOCIATION FOR THE STUDY OF LUNG CANCER
IASLC 18TH WORLD CONFERENCE ON LUNG CANCER
October 15–18, 2017 | Yokohama, Japan
WWW.IASLC.ORG

Patient 2: KIF5B-RET fusion

- 40-year old woman never-smoker with advanced NSCLC: 3 lines of chemotherapy, whole brain radiation, anti-PD1 antibody
- After identification of KIF5B-RET fusion, received 600 mg BID alectinib (PR, 7 months), increased to 900 mg BID for progressive brain metastases
- Treated with LOXO-292 under Single Patient Protocol due to symptomatic brain metastases (first LOXO-292 patient treated with RET fusion lung cancer with brain metastases)
- LOXO-292 administered by PK-guided intra-patient dose escalation, 20 mg/60 mg/100 mg BID


Approximately 28 Days
Starting Dose
PK
Treat 7 Days
PK
Target PK + Favorable AE Profile?
YES
NO
Final Dose
Imaging Response Assessment
Adjust Dose

IASLC 2017

Drilon et al., Cancer Discovery 2017 Sep;7(9):963-972, Published OnlineFirst June 3, 2017

Patient 2 pharmacokinetics at current dose Patient experienced dramatic clinical improvement Neurologic symptoms (memory loss, gait unsteadiness) improved within 7 days Confirmed systemic PR (-64%, RECIST 1.1) and CNS response (-89%, RANO-BM) Patient remains on therapy in month 4 cellular (phospho-RET) IC50/IC90 corrected for plasma/brain protein binding and estimated CNS penetration LOXO-292 in Plasma (ng/mL) Time (hours) Plasma IC50 Plasma IC90 Brain IC50 Brain IC90

Systemic tumor response Pre-treatment LOXO-292 at 2 mo.

Intracranial tumor response Pre-treatment LOXO-292 at 3 mo.

Intracranial tumor response Pre-treatment LOXO-292 at 2 mo.

Conclusions LOXO-292: RET inhibition in ongoing Phase 1 trial already greater than multikinase (MKI) inhibitors Well-tolerated with no DLTs Biologically relevant doses Proof concept anti-tumor efficacy in patients with RET-fusion NSCLC Heavily pre-treated and MKI-experienced patients With/without brain metastases Phase 1 study currently enrolling patients 855-RET-4-292 (855-738-4292) clinicaltrials@loxooncology.com

Acknowledgements LOXO-292 patients, families and caregivers LOXO-292 Phase 1 investigators and research staff Alturas Analytics Array BioPharma Loxo Oncology